Exhibit 99.1
For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. REPORTS SECOND QUARTER 2010 RESULTS
•	Earnings per share of $0.16 on a GAAP basis, up from $0.13 in first quarter 2010 and $0.07 in second quarter 2009. Adjusted earnings per share (excluding the net income impact from office consolidation and severance expenses) of $0.17, up from $0.14 in both first quarter 2010 and second quarter 2009.

•	Revenue before reimbursements (RBR) of $155 million, up slightly from $154 million in first quarter 2010 and down slightly from $157 million in second quarter 2009.

•	Utilization of 73%, down from 77% in first quarter 2010 while consistent with second quarter 2009. Average bill rate of $266, up from $264 in first quarter 2010 and up from $250 in second quarter 2009.

•	Strong cash flow funded sizeable second quarter growth investments; debt outstanding totaled $203 million as of June 30, 2010 compared to $197 million as of March 31, 2010.

•	Previously discussed 2010 outlook affirmed.
CHICAGO, July 29, 2010 — Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the second quarter ended June 30, 2010.
“Over the course of the second quarter we made significant progress toward advancing our strategic agenda, as evidenced by the acquisition of Daylight Forensic & Advisory and the addition of senior practitioner talent in several of our key growth areas,” stated William M. Goodyear, Chairman and Chief Executive Officer. “Despite the continuing challenging business environment, our second quarter financial results improved over both first quarter and last year. Additionally, strong cash flow aided by outstanding working capital management enabled us to maintain comfortable debt levels during the quarter while at the same time adding significant new capabilities to the Company.”
Second Quarter 2010 Results
The Company’s second quarter 2010 results are summarized as follows:

Total Company Second Quarter Financial Results (1)

	Q2 2010	Q2 2009	Change	Q1 2010	Change
Revenue Before Reimbursements ($000)	$154,617	$157,332	-1.7%	$153,870	0.5%
Total Revenue ($000)	$172,323	$173,556	-0.7%	$173,550	-0.7%
Adjusted EBITDA excluding office consolidation and severance expenses ($000)	$24,407	$23,192	5.2%	$22,016	10.9%
EBITDA ($000)	$23,400	$17,627	32.8%	$21,180	10.5%
Net Income ($000)	$7,828	$3,385	131.3%	$6,447	21.4%
Earnings Per Share	$0.16	$0.07	128.6%	$0.13	23.1%
Adjusted Earnings Per Share excluding the net income impact from office consolidation and severance expenses	$0.17	$0.14	21.4%	$0.14	21.4%
Average Billable FTEs	1,660	1,832	-9.4%	1,679	-1.1%
End of Period Billable FTEs	1,668	1,778	-6.2%	1,661	0.4%
Consultant Utilization (1,850 base)	73%	73%	0.0%	77%	-5.2%
Average Bill Rate (excluding success fees)	$266	$250	6.4%	$264	0.8%
DSO	79	91	-13.2%	83	-4.8%

(1)	See the attached financial schedules for a reconciliation of EBITDA, Adjusted EBITDA and Adjusted Earnings per Share, excluding the net income impact from office consolidation and severance expenses, to the closest GAAP measure.
Navigant’s second quarter 2010 RBR was $155 million, up slightly from $154 million in first quarter 2010 and down slightly from $157 million in second quarter 2009. The Company’s energy, healthcare and economics practices each achieved notable year over year growth, which was partially offset by the impact of previously discussed wind downs and practitioner departures. Continued softness in the disputes environment in the second quarter also adversely impacted year over year comparisons. Companywide utilization for second quarter 2010 was 73%, down from 77% in first quarter 2010 while consistent with second quarter 2009 utilization of 73%. Average bill rate was $266 for second quarter 2010 compared to $264 for first quarter 2010 and $250 for second quarter 2009. Second quarter 2010 bill rate improvements were driven by rate increases in certain markets as well as the engagement and consulting mix for the period. Period end companywide headcount was up slightly from first quarter 2010 and is expected to continue to increase modestly over the remaining two quarters of the year.
Navigant continued its ongoing focus on cost management as reflected by the Company’s second quarter results. Cost of services (before reimbursements) was $102 million for second quarter 2010, on par with second quarter 2009. General and administrative expenses were $29 million for second quarter 2010, down 13% from $34 million for the same period in 2009. Continuing improvements in operating leverage were driven by lower facility, operations, compensation and bad debt costs. Days sales outstanding also improved year over year to 79 at June 30, 2010 from 91 at June 30, 2009.
Business Segment Highlights
Second quarter 2010 financial results for the Company’s four business segments are summarized as follows:

Business Segment Second Quarter Financial Results (2)

	Q2 2010	Q2 2009	Change	Q1 2010	Change
Business Segment Revenues ($000)
Dispute and Investigative Services	$63,867	$76,758	-16.8%	$67,894	-5.9%
Business Consulting Services	71,756	63,393	13.2%	66,250	8.3%
International Consulting	18,078	19,250	-6.1%	20,797	-13.1%
Economic Consulting	18,622	14,155	31.6%	18,609	0.1%

Total Company	$172,323	$173,556	-0.7%	$173,550	-0.7%

Business Segment Revenues before Reimbursements ($000)
Dispute and Investigative Services	$59,737	$70,124	-14.8%	$63,338	-5.7%
Business Consulting Services	63,430	57,883	9.6%	57,399	10.5%
International Consulting	14,484	16,067	-9.9%	16,145	-10.3%
Economic Consulting	16,966	13,258	28.0%	16,988	-0.1%

Total Company	$154,617	$157,332	-1.7%	$153,870	0.5%

Segment Operating Profit ($000)
Dispute and Investigative Services	$21,585	$28,369	-23.9%	$25,408	-15.0%
Business Consulting Services	23,148	20,332	13.9%	19,017	21.7%
International Consulting	3,663	4,406	-16.9%	3,740	-2.1%
Economic Consulting	6,273	4,888	28.3%	6,296	-0.4%

Total Company	$54,669	$57,995	-5.7%	$54,461	0.4%

(2)	In first quarter 2010 the Company repositioned certain service offerings within its four reporting segments. Prior year comparative segment data has been restated to be consistent with the current presentation. A company metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.
Navigant’s Dispute and Investigative Services segment reported RBR of $60 million for second quarter 2010, down 6% from first quarter 2010 and down 15% from second quarter 2009. Attrition and headcount reductions impacted the segment during the first half of 2010 and, as a result, second quarter 2010 average billable FTEs declined 16% from the year ago period. Despite continued solid credit crisis related work, large scale investigations, construction disputes and general litigation continue to be slower than anticipated. The Company’s recent acquisition of Daylight Forensic & Advisory, completed on May 14, 2010, has been integrated into the firm and is exceeding original expectations.
Navigant’s Business Consulting Services segment delivered a strong performance in second quarter 2010 with RBR of $63 million, up 11% from first quarter 2010 and up 10% from second quarter 2009. Utilization was 81% for second quarter 2010 compared to 75% for the year ago period, while average bill rate was $217 for second quarter 2010 compared to $210 for second quarter 2009. The segment’s healthcare and energy teams represented 72% of second quarter 2010 Business Consulting Services revenues, compared to 68% for second quarter 2009. Navigant’s healthcare team experienced broad based demand for its services, fueled by concerns related to the impact of healthcare reform and providers seeking to improve cost structures. Navigant’s energy expertise is also being sought as renewables, energy efficiency and Smart Grid related projects continue to increase in importance to the marketplace. Additionally, the Company’s restructuring and valuations teams performed very well during the period.
Navigant’s International Consulting segment reported RBR of $14 million for second quarter 2010, down 10% from both first quarter 2010 and second quarter 2009. While second quarter 2010 average bill rate improved to $259 from $239 one year ago, average billable FTEs declined to 200 in second quarter 2010 from 233 in second quarter 2009. Declines in segment results for second quarter 2010 generally resulted from the impacts of a weakened European economy combined with the wind down of certain large infrastructure engagements in the construction practice.

Navigant’s Economic Consulting segment achieved RBR of $17 million for second quarter 2010, matching its record first quarter 2010 and up 28% from second quarter 2009. Average bill rate was $385 for second quarter 2010, an increase of 12% from the same period in 2009. Reflecting both the acquisition of Washington, D.C. based Empiris on January 20, 2010 and recent senior level recruiting efforts within the segment, average billable FTEs grew to 119 in second quarter 2010 from 100 in second quarter 2009 and are expected to grow further as the year progresses. Recent senior hires have enabled the segment to expand their expertise in areas such as intellectual property disputes, pharmaceuticals, telecommunications and technology. Ongoing strength in structured finance related litigation matters positively affected second quarter results.
2010 Outlook
Navigant affirmed its 2010 guidance ranges as originally issued on February, 18, 2010. Revenue is estimated to be between $700 and $750 million, and adjusted earnings per share (excluding the net income impact from office consolidation and severance expenses) is estimated to range between $0.75 and $0.85.
“Our outlook continues to assume a stronger second half of the year that reflects Navigant’s existing momentum in its key practice areas, traction from first half senior hire investments and building contributions from our recent acquisitions,” commented Mr. Goodyear. “Although we are not immune to choppy economic conditions, we feel confident that continued improvements are attainable for the firm over the balance of 2010 and into 2011.”
Second Quarter 2010 Earnings Conference Call
Mr. Goodyear will host a conference call to discuss the Company’s second quarter 2010 financial results and full year 2010 outlook at 10:00 a.m. Eastern Time on Thursday, July 29, 2010. The web cast may be accessed at www.navigantconsulting.com/investor_relations. A replay of the web cast will be available for approximately 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success and timing of the Company’s strategy implementation of the Company’s strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included in the Company’s filings with the SEC under the “Risk Factors” section and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarters ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009

Revenues:
Revenues before reimbursements	$154,617	$157,332	$308,487	$324,544
Reimbursements	17,706	16,224	37,386	31,374

Total revenues	172,323	173,556	345,873	355,918
Cost of Services:
Cost of services before reimbursable expenses	102,128	101,967	204,358	212,234
Reimbursable expenses	17,706	16,224	37,386	31,374

Total costs of services	119,834	118,191	241,744	243,608
General and administrative expenses	29,089	33,513	59,549	68,406
Depreciation expense	3,553	4,320	7,354	8,960
Amortization expense	2,962	3,392	5,758	7,012
Other operating costs:
Office consolidation	—	4,612	—	5,520

Operating income	16,885	9,528	31,468	22,412
Interest expense	3,508	3,952	6,986	7,920
Interest income	(311)	(312)	(624)	(608)
Other (income) expense, net	(44)	(87)	61	(408)

Income before income tax expense	13,732	5,975	25,045	15,508
Income tax expense	5,904	2,590	10,770	6,690

Net income	$7,828	$3,385	$14,275	$8,818

Basic net income per share	$0.16	$0.07	$0.29	$0.18
Shares used in computing income per basic share	49,205	48,213	48,948	47,828

Diluted net income per share	$0.16	$0.07	$0.28	$0.18
Shares used in computing income per diluted share	50,264	49,756	50,180	49,604

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	June 30,	June 30,	December 31,
	2010	2009	2009

ASSETS

Current assets:
Cash and cash equivalents	$3,000	$5,132	$49,144
Accounts receivable, net	162,227	187,201	163,608
Prepaid expenses and other current assets	19,243	15,617	16,374
Deferred income tax assets	13,130	19,367	19,052

Total current assets	197,600	227,317	248,178
Non-current assets:
Property and equipment, net	40,459	47,045	42,975
Intangible assets, net	29,851	33,956	30,352
Goodwill	521,859	475,777	485,101
Other assets	22,605	15,592	13,639

Total assets	$812,374	$799,687	$820,245

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,640	$9,545	$8,203
Accrued liabilities	9,196	9,404	8,664
Accrued compensation-related costs	50,406	43,602	69,751
Income taxes payable	—	557	—
Notes payable	—	4,170	—
Term loan current	18,397	2,250	12,375
Other current liabilities	40,363	37,106	34,441

Total current liabilities	128,002	106,634	133,434
Non-current liabilities:
Deferred income taxes	40,809	30,121	37,096
Other non-current liabilities	19,461	25,022	23,923
Bank debt non-current	24,094	19,217	—
Term loan non-current	160,058	218,250	207,000

Total non-current liabilities	244,422	292,610	268,019

Total liabilities	372,424	399,244	401,453

Stockholders’ equity:
Common stock	60	60	60
Additional paid-in capital	560,282	556,036	559,368
Treasury stock	(209,936)	(218,798)	(218,798)
Retained earnings	105,461	78,057	91,186
Accumulated other comprehensive loss	(15,917)	(14,912)	(13,024)

Total stockholders’ equity	439,950	400,443	418,792

Total liabilities and stockholders’ equity	$812,374	$799,687	$820,245

Selected Data

Days sales outstanding, net (DSO)	79	91	78

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)
(Unaudited)

	For the quarters ended		For the six months ended
	June 30,		June 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$7,828	$3,385	$14,275	$8,818
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Depreciation expense	3,553	4,320	7,354	8,960
Depreciation expense- office consolidation	—	387	—	995
Amortization expense	2,962	3,392	5,758	7,012
Share-based compensation expense	1,963	1,959	2,938	4,465
Accretion of interest expense	196	221	401	499
Deferred income taxes	2,495	(1,306)	7,814	1,472
Allowance for doubtful accounts receivable	2,354	4,356	3,938	8,110

Changes in assets and liabilities:
Accounts receivable	10,069	1,294	(3,541)	(21,358)
Prepaid expenses and other assets	(8,530)	2,196	(9,780)	(74)
Accounts payable	406	(1,223)	1,561	932
Accrued liabilities	(943)	(257)	1,203	(591)
Accrued compensation-related costs	11,296	2,319	(19,120)	(29,523)
Income taxes payable	(1,173)	2,723	(1,782)	902
Other liabilities	(3,870)	3,611	(3,370)	2,147

Net cash provided by (used in) operating activities	28,606	27,377	7,649	(7,234)

Cash flows from investing activities:

Purchases of property and equipment	(2,423)	(6,644)	(5,479)	(12,352)
Acquisitions of businesses, net of cash acquired	(29,870)	—	(33,870)	(1,875)
Payments of acquisition liabilities	—	—	—	(2,821)
Other, net	—	(69)	—	(109)

Net cash used in investing activities	(32,293)	(6,713)	(39,349)	(17,157)

Cash flows from financing activities:
Issuances of common stock	872	645	1,533	2,317
Payments of notes payable	—	—	—	(355)
Borrowings from banks, net of repayments	5,734	(22,689)	25,049	6,113
Payments of term loan	(460)	(563)	(40,920)	(1,125)
Other, net	271	(108)	(119)	(814)

Net cash (used in) provided by financing activities	6,417	(22,715)	(14,457)	6,136

Effect of exchange rate changes on cash	(91)	440	13	253

Net decrease in cash and cash equivalents	2,639	(1,611)	(46,144)	(18,002)
Cash and cash equivalents at beginning of the period	361	6,743	49,144	23,134

Cash and cash equivalents at end of the period	$3,000	$5,132	$3,000	$5,132

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to the Company’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. During 2009, the Company incurred significant severance expense as staffing levels were adjusted to market demand and Navigant executed its strategic refresh initiative involving the redeployment of certain resources. The Company also continues to be impacted by office consolidation expense due to its real estate initiatives including the impact of closing certain offices and changes in market conditions associated with expected sublease proceeds. Adjusted EBITDA and adjusted operating income excludes the impact of severance and office consolidation expense and adjusted earnings per share excludes the net income impact of severance and office consolidation expense in all periods presented. Severance and office consolidation expense are not considered to be non-recurring, infrequent or unusual to our business, however, management believes providing investors with this information gives additional insights into Navigant’s operating performance. While management believes that these non-GAAP financial measures are useful in evaluating Navigant’s operations, this information should be considered as supplemental in nature and not as a substitute for or superior to, any measure prepared in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted operating income
EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA provides useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. Adjusted EBITDA and adjusted operating income excludes the impact of severance and office consolidation expense as discussed above. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009

EBITDA reconciliation:
Operating income	$16,885	$9,528	$31,468	$22,412
Depreciation	3,553	4,320	7,354	8,960
Accelerated depreciation — office consolidation	—	387	—	995
Amortization	2,962	3,392	5,758	7,012

EBITDA	$23,400	$17,627	$44,580	$39,379

Adjusted EBITDA and operating income to exclude office consolidation and severance expense reconciliation to operating income:
Operating income	$16,885	$9,528	$31,468	$22,412
Other operating costs — office consolidation	—	4,612	—	5,520
Severance expense	1,007	1,340	1,843	4,347

Adjusted operating income to exclude office consolidation and severance expense	$17,892	$15,480	$33,311	$32,279
Depreciation	3,553	4,320	7,354	8,960
Amortization	2,962	3,392	5,758	7,012

Adjusted EBITDA, excluding office consolidation and severance expense	$24,407	$23,192	$46,423	$48,251

Adjusted earnings per share (adjusted to exclude the net income impact from office consolidation and severance expense)
The Company discloses adjusted earnings per share to exclude the net income impact from severance and office consolidation expense as discussed above. Management believes the adjusted earnings per share information provides additional insights into Navigant’s ongoing operating performance. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009

Office consolidation expense	$—	$4,612	$—	$5,520
Tax benefit (1)	—	(1,860)	—	(2,226)

Net income impact of office consolidation expense	$—	$2,752	$—	$3,294

Shares used in computing income per diluted share	50,264	49,756	50,180	49,604
Diluted income per share impact of office consolidation expense	$—	$0.06	$—	$0.07

Severance expense	$1,007	$1,340	$1,843	$4,347
Tax benefit (1)	(371)	(497)	(693)	(1,667)

Net income impact of severance expense	$636	$843	$1,150	$2,680

Shares used in computing income per diluted share	50,264	49,756	50,180	49,604
Diluted income per share impact of severance expense	$0.01	$0.02	$0.02	$0.05

Net income	$7,828	$3,385	$14,275	$8,818
Net income impact of office consolidation expense	—	2,752	—	3,294
Net income impact of severance expense	636	843	1,150	2,680

Adjusted net income, excluding the net income impact of office consolidation and severance expense	$8,464	$6,980	$15,425	$14,792

Shares used in computing income per diluted share	50,264	49,756	50,180	49,604
Adjusted earnings per share, excluding the net income impact of office consolidation and severance expense	$0.17	$0.14	$0.31	$0.30

(1)	Effective tax benefit has been determined based on specific tax jurisdiction.